Exhibit 99.1

FutureFuel Releases Second Quarter and Six-Month 2019 Results

FutureFuel Second Quarter Net Income of $3.7 Million

Reports Net Income of $3.7 Million or $0.08 per Diluted Share, and Adjusted EBITDA of $3.4 Million

CLAYTON, Mo., August 09, 2019 (GLOBE NEWSWIRE) -- FutureFuel Corp. (NYSE:FF) (“FutureFuel”), a manufacturer of custom and performance chemicals and biofuels, today announced financial results for the second quarter and the six months ended June 30, 2019.

Second quarter 2019 Financial Highlights (all comparisons are with the second quarter of 2018)

● Revenues were $70.9 million, down 19.8% from $88.3 million
● Adjusted EBITDA was $3.4 million, down 71.0% from $11.7 million
● Net income decreased to $3.7 million, or $0.08 per diluted share, from $6.1 million, or $0.14 per diluted share.

Six month 2019 Financial Highlights (all comparisons are with the first half of 2018)

● Revenues were $119.4 million, down 17.2% from $144.1 million
● Adjusted EBITDA was $8.8 million, down 82.1% from $49.3 million
● Net income decreased to $9.2 million, or $0.21 per diluted share, from $41.9 million, or $0.96 per diluted share.

“The Biodiesel market has been difficult in 2019 absent the Blenders’ Tax Credit which has yet to be reinstated for 2018 or 2019. We have invested significant resources with the expectation that this incentive would be in place and it is particularly disappointing that Congress cannot reach agreement on a measure that has traditionally held wide bipartisan support.

In our Chemicals segment, we are investing in the capacity expansion of a custom chemical product line to support the growing agrochemical and energy markets, which, although disrupting our production volumes this year, will serve us well in the future.” said Tom McKinlay, Chief Operating Officer for FutureFuel Corp.

2019 Regular Cash Dividends

FutureFuel paid a normal quarterly dividend of $0.06 per share in the second quarter of 2019. The remaining quarterly dividends of $0.06 per share will be paid in September, and December.

Financial Overview and Key Operating Metrics

Financial and operating metrics, which include non-GAAP financial measures, include dollars in thousands, except per share amounts:

FutureFuel Corp.

Certain Financial and Operating Metrics

(Unaudited)

	Three Months Ended June 30,
			Dollar	%
	2019	2018	Change	Change
Revenues	$70,864	$88,336	$(17,472)	(19.8%	)
Income from operations	$1,185	$5,840	$(4,655)	(79.7%	)
Net income	$3,687	$6,051	$(2,364)	(39.1%	)
Earnings per common share:
Basic	$0.08	$0.14	$(0.06)	(42.9%	)
Diluted	$0.08	$0.14	$(0.06)	(42.9%	)
Capital expenditures and intangibles (net of customer reimbursements and regulatory grants)	$451	$536	$(85)	(15.9%	)
Adjusted EBITDA	$3,384	$11,667	$(8,283)	(71.0%	)

	Six Months Ended June 30,
			Dollar	%
	2019	2018	Change	Change
Revenues	$119,365	$144,083	$(24,718)	(17.2%	)
Income from operations	$2,396	$40,407	$(38,011)	(94.1%	)
Net income	$9,186	$41,877	$(32,691)	(78.1%	)
Earnings per common share:
Basic	$0.21	$0.96	$(0.75)	(78.1%	)
Diluted	$0.21	$0.96	$(0.75)	(78.1%	)
Capital expenditures and intangibles (net of customer reimbursements and regulatory grants)	$874	$897	$(23)	(2.6%	)
Adjusted EBITDA	$8,799	$49,264	$(40,465)	(82.1%	)

Financial and Business Summary

Consolidated sales revenue in the three and six months ended June 30, 2019 decreased $17,472 and $24,717, respectively, compared to the three and six months ended June 30, 2018. This decrease primarily resulted from decreased sales volumes in biodiesel and in agro/energy chemicals. In addition, in the three-month period ended June 30, 2019, sales revenue was reduced by lower average selling prices in our biofuel segment. Partially offsetting the six-month period decrease was higher average selling prices in the biodiesel as compared with the same period in 2018. The prior year period was unfavorably impacted by rebates to customers that resulted from the retroactive reinstatement of the 2017 blenders’ tax credit (BTC) passed into law on February 9, 2018. The BTC has not been reinstated beyond 2017, therefore, these rebates did not reoccur in 2019.

Gross profit in the three and six months ended June 30, 2019 decreased $5,001 and $39,246, respectively, compared to the three and six months ended June 30, 2018. This decrease was primarily from the biofuel segment with the prior year period benefiting from the aforementioned BTC which was not in law in 2019. Also negatively impacting gross profit in the current periods was reduced sales volumes in both the biofuels segment and chemical segment. Partially offsetting these decreases in gross profit was the favorable impact of the change in the unrealized and realized activity in derivative instruments with a gain of $443 in the three months ended June 30, 2019 as compared to a loss of $3,109 in the three months ended June 30, 2018 and a loss of $1,033 in the six months ended June 30, 2019, as compared to a loss of $3,271 in the same period of 2018. Additionally, gross profit was favorably impacted in the three and six months ended June 30, 2019, as compared to the three and six months ended June 30, 2018, by the adjustment in the carrying value of our inventory as determined utilizing the LIFO method of inventory accounting.  This adjustment increased gross profit of $287 and $1,924 in the three and six months ended June 30, 2019 as compared to a decrease in gross profit of $2,330 and $1,998 in the three and six months ended June 30, 2018, respectively.

Net Income

Net income for the three and six months ended June 30, 2019 decreased $2,364 and $32,691, respectively, as compared to the same periods in 2018. The decrease in the three-month period resulted primarily from lower sales volumes of agro/energy chemicals and biodiesel. The decrease in the six-month period resulted primarily from the absence of biodiesel tax credits and incentives that were in law in the prior year and not in effect for 2019.

Capital Expenditures

Capital expenditures and intangibles were $4,659 in the six months of 2019, compared with $1,103 in the same period in 2018. FutureFuel was reimbursed for a portion of these expenditures by certain customers as summarized in the following table.

	Six Months Ended June 30,
	2019	2018
Cash paid for capital expenditures and intangibles	$4,659	$1,103
Cash received as reimbursement of capital expenditures	$(3,785)	$(206)
Cash paid, net of reimbursement, for capital expenditures	$874	$897

Cash and Cash Equivalents and Marketable Securities

Cash and cash equivalents and marketable securities remain strong at $303,431 as of June 30, 2019, compared with $294,860 as of December 31, 2018.

About FutureFuel

FutureFuel is a leading manufacturer of diversified chemical products, specialty chemical products, and biofuel products. In its chemicals business, FutureFuel manufactures specialty chemicals for specific customers (“custom chemicals”) as well as multi-customer specialty chemicals (“performance chemicals”). FutureFuel’s custom chemicals product portfolio includes a bleach activator for a major detergent manufacturer, proprietary herbicide and intermediates for major life sciences companies, and chlorinated polyolefin adhesion promoters and antioxidant precursors for a major chemical company. FutureFuel’s performance chemicals product portfolio includes polymer (nylon) modifiers and several small-volume specialty chemicals for diverse applications. FutureFuel’s biofuels segment primarily produces and sells biodiesel to its customers. Please visit www.futurefuelcorporation.com for more information.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements deal with FutureFuel’s current plans, intentions, beliefs, and expectations, and statements of future economic performance. Statements containing such terms as “believe,” “do not believe,” “plan,” “expect,” “intend,” “estimate,” “anticipate,” and other phrases of similar meaning are considered to contain uncertainty and are forward-looking statements. In addition, from time to time FutureFuel or its representatives have made or will make forward-looking statements orally or in writing. Furthermore, such forward-looking statements may be included in various filings that the company makes with United States Securities and Exchange Commission (the “SEC”), in press releases, or in oral statements made by or with the approval of one of FutureFuel’s authorized executive officers.

These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that might cause actual results to differ include, but are not limited to, those set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in FutureFuel’s Form 10-K Annual Report for the year ended December 31, 2018 and in its future filings made with the SEC. An investor should not place undue reliance on any forward-looking statements contained in this document, which reflect FutureFuel management’s opinions only as of their respective dates. Except as required by law, the company undertakes no obligation to revise or publicly release the results of any revisions to forward-looking statements. The risks and uncertainties described in this document and in current and future filings with the SEC are not the only ones faced by FutureFuel. New factors emerge from time to time, and it is not possible for the company to predict which will arise. There may be additional risks not presently known to the company or that the company currently believes are immaterial to its business. In addition, FutureFuel cannot assess the impact of each factor on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. If any such risks occur, FutureFuel’s business, operating results, liquidity, and financial condition could be materially affected in an adverse manner. An investor should consult any additional disclosures FutureFuel has made or will make in its reports to the SEC on Forms 10-K, 10-Q, and 8-K, and any amendments thereto. All subsequent written and oral forward-looking statements attributable to FutureFuel or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements contained in this document.

Non-GAAP Financial Measures

In this press release, FutureFuel used adjusted EBITDA as a key operating metric to measure both performance and liquidity. Adjusted EBITDA is a non-GAAP financial measure. Adjusted EBITDA is not a substitute for operating income, net income, or cash flow from operating activities (each as determined in accordance with GAAP), as a measure of performance or liquidity. Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of results as reported under GAAP. FutureFuel defines adjusted EBITDA as net income before interest, income taxes, depreciation, and amortization expenses, excluding, when applicable, non-cash share-based compensation expense, public offering expenses, acquisition-related transaction costs, purchase accounting adjustments, loss on disposal of property and equipment, gains or losses on derivative instruments, other non-operating income or expense. Information relating to adjusted EBITDA is provided so that investors have the same data that management employs in assessing the overall operation and liquidity of FutureFuel’s business. FutureFuel’s calculation of adjusted EBITDA may be different from similarly titled measures used by other companies; therefore, the results of its calculation are not necessarily comparable to the results of other companies.

Adjusted EBITDA allows FutureFuel’s chief operating decision makers to assess the performance and liquidity of FutureFuel’s business on a consolidated basis to assess the ability of its operating segments to produce operating cash flow to fund working capital needs, to fund capital expenditures, and to pay dividends. In particular, FutureFuel management believes that adjusted EBITDA permits a comparative assessment of FutureFuel’s operating performance and liquidity, relative to a performance and liquidity based on GAAP results, while isolating the effects of depreciation and amortization, which may vary among its operating segments without any correlation to their underlying operating performance, and of non-cash stock-based compensation expense, which is a non-cash expense that varies widely among similar companies, and gains and losses on derivative instruments, whose immediate recognition can cause net income to be volatile from quarter to quarter due to the timing of the valuation change in the derivative instruments relative to the sale of biofuel.

A table included in this earnings release reconciles adjusted EBITDA with net income, the most directly comparable GAAP performance financial measure, and a table reconciles adjusted EBITDA with cash flows from operations, the most directly comparable GAAP liquidity financial measure.

FutureFuel Corp.

Condensed Consolidated Balance Sheets

(Dollars in thousands)

	(Unaudited)
	June 30, 2019	December 31, 2018
Assets
Cash and cash equivalents	$222,871	$214,972
Accounts receivable, net of allowance for bad debts of $0	21,671	18,138
Inventory	36,116	39,296
Marketable securities	80,560	79,888
Other current assets	7,310	10,036
Total current assets	368,528	362,330
Property, plant and equipment, net	102,374	103,575
Other assets	6,767	5,250
Total noncurrent assets	109,141	108,825
Total Assets	$477,669	$471,155
Liabilities and Stockholders’ Equity
Accounts payable	$21,146	$21,670
Dividends payable	5,249	10,498
Other current liabilities	9,269	7,323
Total current liabilities	35,664	39,491
Deferred revenue – long-term	20,233	20,319
Other noncurrent liabilities	23,289	22,267
Total noncurrent liabilities	43,522	42,586
Total liabilities	79,186	82,077
Commitments and contingencies
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, none issued and outstanding	-	-
Common stock, $0.0001 par value, 75,000,000 shares authorized, 43,743,243, issued and outstanding as of June 30, 2019 and December 31, 2018	4	4
Accumulated other comprehensive income	199	(20)
Additional paid in capital	282,145	282,145
Retained earnings	116,135	106,949
Total Stockholders’ Equity	398,483	389,078
Total Liabilities and Stockholders’ Equity	$477,669	$471,155

FutureFuel Corp.

Condensed Consolidated Statements of Operations

and Comprehensive Income

(Dollars in thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenue	$70,864	$88,336	$119,365	$144,083
Cost of goods sold and distribution	67,594	80,065	112,833	98,305
Gross profit	3,270	8,271	6,532	45,778
Selling, general, and administrative expenses	1,297	1,647	2,642	3,405
Research and development expenses	788	784	1,494	1,966
	2,085	2,431	4,136	5,371
Income from operations	1,185	5,840	2,396	40,407
Other income/(expense), net	3,419	2,214	8,665	(206)
Income before income taxes	4,604	8,054	11,061	40,201
Provision/(benefit) for income taxes	917	2,003	1,875	(1,676)
Net income	$3,687	$6,051	$9,186	$41,877

Earnings per common share
Basic	$0.08	$0.14	$0.21	$0.96
Diluted	$0.08	$0.14	$0.21	$0.96
Weighted average shares outstanding
Basic	43,743,243	43,716,726	43,743,243	43,716,698
Diluted	43,743,243	43,720,942	43,746,109	43,721,568

Comprehensive income
Net income	$3,687	$6,051	$9,186	$41,877
Other comprehensive income/(loss) from unrealized net gain/(loss) on available-for-sale securities	22	55	278	(19)
Income tax effect	(5)	(12)	(59)	4
Total unrealized gain/(loss), net of tax	17	43	219	(15)
Comprehensive income	$3,704	$6,094	$9,405	$41,862

FutureFuel Corp.

Consolidated Statements of Cash Flows

For the Six Months Ended June 30, 2019 and 2018

(Dollars in thousands)

(Unaudited)

	Six Months Ended June 30,
	2019	2018
Cash flows from operating activities
Net income	$9,186	$41,877
Adjustments to reconcile net income to net cash from operating activities:
Depreciation	5,472	5,512
Amortization of deferred financing costs	72	72
Benefit for deferred income taxes	(445)	(3,885)
Change in fair value of equity securities	(4,891)	6,412
Change in fair value of derivative instruments	(297)	(1,559)
Impairment of fixed assets	130	171
(Gain)/loss on the sale of investments	1,138	(2,324)
Stock based compensation	-	214
Loss on disposal of fixed assets	11	37
Noncash interest expense	14	14
Changes in operating assets and liabilities:
Accounts receivable	(5,347)	(417)
Accounts receivable – related parties	1,814	(11)
Inventory	3,180	(3,767)
Income tax receivable	1,336	3,456
Prepaid expenses	712	706
Prepaid expenses – related parties	12	-
Accrued interest on marketable securities	19	(82)
Other assets	520	39
Accounts payable	958	16,316
Accounts payable – related parties	(1,248)	(402)
Accrued expenses and other current liabilities	688	4,584
Deferred revenue	591	(1,603)
Other noncurrent liabilities	(98)	-
Net cash provided by operating activities	13,527	65,360
Cash flows from investing activities
Collateralization of derivative instruments	908	1,237
Purchase of marketable securities	(14,323)	(10,690)
Proceeds from the sale of marketable securities	17,682	35,718
Proceeds from the sale of fixed assets	13	20
Capital expenditures	(4,659)	(1,103)
Net cash (used in)/provided by investing activities	(379)	25,182
Cash flows from financing activities
Payment of dividends	(5,249)	(5,248)
Net cash used in financing activities	(5,249)	(5,248)
Net change in cash and cash equivalents	7,899	85,294
Cash and cash equivalents at beginning of period	214,972	114,627
Cash and cash equivalents at end of period	$222,871	$199,921

Cash paid for interest	$-	$-
Cash paid for income taxes	$898	$759
Noncash items incurred:
Noncash capital expenditures	$108	$-
Noncash operating leases	$432	$-

FutureFuel Corp.

Reconciliation of Non-GAAP Financial Measure to Financial Measure

(Dollars in thousands)

(Unaudited)

Reconciliation of Adjusted EBITDA to Net Income

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Adjusted EBITDA	$3,384	$11,667	$8,799	$49,264
Depreciation	(2,747)	(2,756)	(5,472)	(5,512)
Non-cash stock-based compensation	-	(107)	-	(214)
Interest and dividend income	2,750	2,153	5,112	4,145
Non-cash interest expense (including amortization of deferred financing costs)	(44)	(43)	(87)	(86)
Loss on disposal of property and equipment	(8)	(32)	(11)	(37)
Gains/(losses) on derivative instruments	443	(3,109)	(1,033)	(3,271)
Gains/(losses) on marketable securities	826	281	3,753	(4,088)
Income tax (expense)/benefit	(917)	(2,003)	(1,875)	1,676
Net income	$3,687	$6,051	$9,186	$41,877

Reconciliation of Adjusted EBITDA to Net Cash Provided by Operating Activities

	Six Months Ended June 30,
	2019	2018
Adjusted EBITDA	$8,799	$49,264
Benefit for deferred income taxes	(445)	(3,885)
Impairment of fixed assets	130	171
Interest and dividend income	5,112	4,145
Income tax (expense)/benefit	(1,875)	1,676
Losses on derivative instruments	(1,033)	(3,271)
Change in fair value of derivative instruments	(297)	(1,559)
Changes in operating assets and liabilities, net	3,137	18,819
Other	(1)	-
Net cash provided by operating activities	$13,527	$65,360

FutureFuel Corp.

Condensed Consolidated Segment Income

(Dollars in thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenue
Custom chemicals	$21,965	$27,072	$45,665	$50,492
Performance chemicals	3,894	4,455	7,546	10,116
Chemicals revenue	25,859	31,527	53,211	60,608
Biofuels revenue	45,005	56,809	66,154	83,475
Total Revenue	$70,864	$88,336	$119,365	$144,083

Segment gross profit/(loss)
Chemicals	$7,181	$8,016	$14,490	$15,572
Biofuels	(3,911)	255	(7,958)	30,206
Total gross profit	3,270	8,271	6,532	45,778
Corporate expenses	(2,085)	(2,431)	(4,136)	(5,371)
Income before interest and taxes	1,185	5,840	2,396	40,407
Interest and other income	3,576	2,434	8,865	4,145
Interest and other expense	(157)	(220)	(200)	(4,351)
(Provision)/benefit for income taxes	(917)	(2,003)	(1,875)	1,676
Net income	$3,687	$6,051	$9,186	$41,877

Depreciation is allocated to segment costs of goods sold based on plant usage. The total assets and capital expenditures of FutureFuel have not been allocated to individual segments as large portions of these assets are shared to varying degrees by each segment, causing such an allocation to be of little value.

COMPANY CONTACT

FutureFuel Corp.

Tom McKinlay

(314)854-8352

www.futurefuelcorporation.com